U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 15, 1996

Commission File Number 33-67254




                         COMMERCIAL BANKSHARES, INC.
            (Exact name of Registrant as specified in its charter)




           FLORIDA                                      65-0050176
(State or other jurisdiction of                       (IRS  Employer
 incorporation or organization)                       Identification No.)



               1550 S.W. 57th Avenue, Miami, Florida    33144
(Address of principal executive offices)            (Zip Code)


                            (305) 267-1200
          (Registrant's Telephone Number, including area code)





CLASS                                           OUTSTANDING AT DECEMBER 17, 1996

COMMON STOCK, $.08 PAR VALUE                    3,188,810 SHARES

                              REPORT INFORMATION

Item 5.  Other events

Commercial Bankshares, Inc. (the Company), on November 15, 1996, declared a five per cent (5%) common stock dividend, payable on January 3, 1997, to all common shareholders of record as of December 10, 1996. Stockholders will receive a stock dividend in the amount of one share for each twenty shares of common stock. Cash will be paid in lieu of fractional shares.




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Commercial Bankshares, Inc.
     (Registrant)




  /s/ Barbara E. Reed
Senior Vice President &
       Treasurer



Date:  December 17, 1996